Exhibit 10.10

EXECUTION VERSION

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

AMONG

BLUE RIDGE CHINA PARTNERS, L.P.,

EI FUND II CHINA, LLC,

ZHANG YONG, YANG YUYAN,

XINYUAN REAL ESTATE, LTD.,

XINYUAN REAL ESTATE CO., LTD.

AND, TO THE EXTENT SET FORTH HEREIN,

BURNHAM SECURITIES INC. AND JOEL B. GARDNER

DATED AS OF OCTOBER 31, 2007

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of October 31, 2007, is among Blue Ridge China Partners, L.P., a Cayman Islands exempted limited partnership (“Blue Ridge China”), EI Fund II China, LLC, a Delaware limited liability company (“EI”), Zhang Yong, a PRC national, Yang Yuyan, a PRC national (together with Zhang Yong, the “Management Shareholders” and individually, a “Management Shareholder”), Xinyuan Real Estate Co., Ltd., a Cayman Islands company (the “Company”), Xinyuan Real Estate, Ltd., a Cayman Islands company (the “Xinyuan Subsidiary”) and, to the extent set forth herein, Burnham Securities Inc. and Joel B. Gardner (collectively the “Burnham Holders” and individually, a “Burnham Holder”).

WHEREAS, the Company, Xinyuan Subsidiary, Blue Ridge China, EI, the Management Shareholders and the Burnham Holders entered into a Shareholders Agreement, dated as of April 9, 2007 (the “Shareholders Agreement”);

WHEREAS, the Company, Xinyuan Subsidiary, Blue Ridge China, EI, the Management Shareholders and the Burnham Holders wish to amend and restate the Shareholders Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties agree, and the Shareholders Agreement is hereby amended and restated, as follows:

ARTICLE 1

DEFINITIONS

As used herein, unless the context requires a different meaning, the following terms shall have the following meanings:

“Additional Equity Offeree” has the meaning set forth in Section 4.3.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

“Appraisal Procedure” means a procedure whereby independent accounting or investment banking firms of nationally recognized standing (each, an “Appraiser”) shall agree upon the Fair Market Value of securities or other property in the event that the Company and/or one or more Shareholders cannot reach agreement (for purposes of this definition, the party or parties that first invoke(s) the Appraisal Procedure is referred to, collectively, as the “first party” and the other party or parties to the dispute over Fair Market Value is referred to herein, collectively, as the “second party”). Within ten (10) days after the Appraisal Procedure is invoked, one Appraiser shall be chosen by the first party and a second Appraiser shall be chosen by the second party. If within thirty (30) days after appointment of the two Appraisers they are unable to agree upon the amount in question, an independent accounting or investment banking firm of nationally recognized standing shall be chosen to serve as a third Appraiser within ten

(10) days thereafter by the mutual consent of such first two Appraisers or, if such first two Appraisers fail to agree upon the appointment of a third Appraiser (or if either party fails to appoint an Appraiser), such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the type of property then the subject of appraisal. The decision of the third Appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third Appraiser. If three Appraisers shall be appointed and the determination of one Appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such Appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the first party and the second party; otherwise the average of all three determinations shall be binding and conclusive on the first party and the second party. The costs of conducting any Appraisal Procedure shall be borne as follows: (i) the costs of the Appraiser designated by the first party shall be borne by the first party; (ii) the costs of the Appraiser designated by the second party shall be borne by the second party; (iii) other costs separately incurred by the first party and the second party shall be borne separately by them; and (iv) the costs of the third Appraiser, if any, shall be borne equally by the first party and the second party.

“Appraiser” has the meaning set forth in the definition of Appraisal Procedure.

“Blue Ridge China” has the meaning set forth in the preamble.

“Burnham Holder(s)” has the meaning set forth in the preamble.

“Burnham Threshold Shares” means, as to each Burnham Holder, 50% of the number of Equity Securities (or Common Shares issuable upon exercise of such Equity Securities) held by such Burnham Holder on the date hereof.

“Burnham Warrants” means the warrants issued by the Company to each of the Burnham Holders to purchase 926,586 Common Shares each.

“Capital Stock” means the shares of capital stock of any class or classes of the Company.

“Co-Sale Holder” has the meaning set forth in Section 2.3(c).

“Co-Sale Pro Rata Share” has the meaning set forth in Section 2.3(b).

“Committees” has the meaning set forth in Section 3.3(a).

“Common Shares” means Common Shares, par value $0.0001 per share, of the Company, and shall include any shares or other Equity Securities into which such Common Shares shall have been changed or any Equity Securities resulting from any reclassification of such Common Shares, and all other Equity Securities the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” has the meaning set forth in the preamble.

“Company Group” means the Company, the WFOE and the Operating Companies, and any of the foregoing individually may sometimes be referred to as a “Member of the Company Group”.

“Company Indemnitee” has the meaning set forth in Section 5.8(b).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“EI” has the meaning set forth in the preamble.

“Equity Incentive Plan” means the 2007 Equity Incentive Plan of the Company.

“Equity Registration Rights Agreement” means that certain Equity Registration Rights Agreement, dated as of April 13, 2007, by and among the Company, the holders of the Warrants and the holders of the Convertible Notes (in each case as defined therein).

“Equity Securities” means any equity securities of the Company, any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for equity securities of the Company, including the Series A Preferred Shares, the Common Shares, the Warrants, the Burnham Warrants and any option, warrant or other subscription or purchase right with respect to any Equity Security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, as to any property or assets, the cash price at which a willing seller would sell and a willing buyer would buy such property or assets in an arm’s-length negotiated transaction without time constraints.

“FCPA” has the meaning set forth in Article 6.

“Fully Diluted Basis” means, in determining the number of Common Shares of any Shareholder or group of Shareholders deemed to be outstanding as of any date of determination, that such determination assumes the conversion, exercise or exchange, as the case may be, of all Equity Securities of such Shareholder or group of Shareholders that are then outstanding and are convertible, exercisable or exchangeable for Common Shares.

“GAAP” has the meaning set forth in Section 4.1(a)(i).

“Governmental Approval Extension” has the meaning set forth in Section 2.2(f).

“Holder” shall mean any Shareholder and any Person to whom the rights under Article 5 have been transferred or assigned pursuant to Section 5.11.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Immediate Family” means, with respect to any individual, his or her spouse, parents, spouse’s parents, siblings, any spouses of such siblings, children, stepchildren, adopted children and grandchildren.

“Investor Common Shares” means the 9,422,627 Common Shares and 6,281,752 Common Shares owned by Blue Ridge and EI, respectively, on the date hereof.

“Jiantou” means Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.

“Management Shareholder Shares” has the meaning set forth in Section 2.3(a).

“Management Shareholders” has the meaning set forth in the preamble.

“Memorandum of Association” means the Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time.

“Notice” has the meaning set forth in Section 2.3(a).

“Offerors” has the meaning set forth in Section 5.1(a).

“Operating Company” has the meaning set forth in the Share Exchange and Assumption Agreement.

“Permitted Issuance” has the meaning set forth in Section 4.3.

“Permitted Transferees” has the meaning set forth in Section 2.3(d).

“Person” means any individual or entity, including any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and government or any department or agency thereof, and any other entity.

“Piggyback Registrations” has the meaning set forth in Section 5.2(a).

“Preferred Directors” has the meaning set forth in Section 3.1.

“Preferred Holders” means Blue Ridge China, EI and any transferee of the Equity Securities thereof pursuant to the terms of this Agreement.

“Preferred Majority” means, as of any date, Preferred Holders holding at least, for so long as Blue Ridge China and EI each hold their respective Preferred Threshold Shares, seventy-five percent (75%), and otherwise, fifty percent (50%) of the Subject Shares.

“Preferred Threshold Shares” means, as to Blue Ridge China or EI, fifty percent (50%) of the Subject Shares owned by it on the date hereof.

“Proposed Management Shareholder Transfer” has the meaning set forth in Section 2.3(a).

“Purchaser Indemnitee” has the meaning set forth in Section 5.8(a).

“Qualified Public Offering” has the meaning ascribed to such term in the Memorandum of Association.

“Registrable Securities” means the Investor Common Shares, any Common Shares issued or issuable upon conversion of the Series A Preferred Shares or exercise of the Warrants or the Burnham Warrants and any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned, and excluding Registrable Securities that have been sold in an offering registered under the Securities Act or the relevant securities laws of any applicable non-U.S. jurisdiction or in an open market transaction under Rule 144 of the Securities Act; provided that, for the purposes of Section 5.1 (Demand Registration) and Section 5.3 (S-3 Registration), the definition of Registrable Securities shall not include Common Shares issued or issuable upon exercise of the Burnham Warrants.

“Registration Expenses” has the meaning set forth in Section 5.7(a).

“Registration Statement” means a registration statement or a comparable document under the laws of any other jurisdiction.

“SEC” means the United States Securities and Exchange Commission and any successor agency, or the equivalent regulatory body of any other applicable jurisdiction.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Section 2.2 Offer” has the meaning set forth in Section 2.2(a).

“Section 2.2 Offered Shares” has the meaning set forth in Section 2.2(a).

“Section 2.2 Proposed Transfer” has the meaning set forth in Section 2.2(a).

“Section 2.2 Purchase Period” has the meaning set forth in Section 2.2(b).

“Section 2.2 Selling Shareholder” has the meaning set forth in Section 2.2(a).

“Section 2.2 RoFR Closing” has the meaning set forth in Section 2.2(f).

“Section 2.2 RoFR Offerees” has the meaning set forth in Section 2.2(a).

“Section 2.2 RoFR Purchaser” has the meaning set forth in Section 2.2(b).

“Section 2.4 Offer” has the meaning set forth in Section 2.4(a).

“Section 2.4 Offered Shares” has the meaning set forth in Section 2.4(a)

“Section 2.4 Proposed Transfer” has the meaning set forth in Section 2.4(a).

“Section 2.4 Purchase Period” has the meaning set forth in Section 2.4(b).

“Section 2.4 Selling Shareholder” has the meaning set forth in Section 2.4(a).

“Section 2.4 RoFR Closing” has the meaning set forth in Section 2.4(d).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 25, 2006, by and among Blue Ridge China, EI, the Management Shareholders and the Xinyuan Subsidiary.

“Selling Management Shareholder” has the meaning set forth in Section 2.3(a).

“Series A Preferred Shares” means the Series A Convertible Preferred Shares, par value $0.0001 per share of the Company, each having the rights, restrictions, privileges and preferences as set forth in the form of the Memorandum of Association.

“Share Exchange and Assumption Agreement” means the Share Exchange and Assumption Agreement dated as of April 9, 2007, by and among the Company, Xinyuan Subsidiary, Blue Ridge China, EI, and the Management Shareholders.

“Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of November 18, 2006, by and among Blue Ridge China, EI, the Management Shareholders and the Xinyuan Subsidiary.

“Shareholders” means, collectively, Blue Ridge China, EI, the Management Shareholders, any transferee of Equity Securities pursuant to the terms of this Agreement and any other Person who becomes a party hereto, and each of the foregoing individually, a “Shareholder”.

“Significant Officers” means any chief executive officer, chief financial officer, general manager or other key managers and senior officers of any Member of the Company Group identified in writing by Preferred Holders holding at least seventy-five percent (75%) of the Subject Shares.

“Subject Shares” means the aggregate number (without duplication) of the following shares of capital stock of the Company: (a) Series A Preferred Shares; (b) Common Shares issued upon conversion of such Series A Preferred Shares; and (c) solely in the case of Blue Ridge China and EI, such number of the Investor Common Shares then owned by Blue Ridge China and EI, respectively, subject, in the case of clauses (a), (b) and (c), to adjustment for stock splits, reverse stock splits, combinations and the like; provided, however, that (subject to the following proviso) in any case in this Agreement in which the Subject Shares owned by a Preferred Holder are measured “on the date hereof”, Subject Shares shall mean the following aggregate number (without duplication) of the following shares of capital stock of the Company: (a) the Series A Preferred Shares owned by such Holder on the date hereof, (b) the Common Shares issued upon conversion of such Series A Preferred Shares following the date hereof, if any, and (c) solely in the case of Blue Ridge China and EI, the number of Investor Common Shares owned by Blue Ridge China and EI respectively, on the date hereof, subject, in the case of clauses (a), (b) and (c), to adjustment for stock splits, reverse stock splits, combinations and the like; provided, further, however, where Subject Shares are measured “on the date hereof”, if the Preferred Holder is a transferee of Blue Ridge China, EI or any transferee thereof, the measurement date of clauses (a) and (b) of the definition of Subject Shares in the immediately preceding proviso shall instead be the date on which such Preferred Holder originally acquired such shares rather than the date hereof.

“Subsidiary” means, as to any Person, a corporation or other entity whose shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned or controlled, directly or indirectly, by such Person.

“transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings, any short sale, collar, hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership, or general assignments for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any Equity Securities.

“Transferee Agreement” has the meaning set forth in Section 2.1(c).

“Voting Shares” means Equity Securities the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions).

“Warrants” means warrants issued by the Company to each of Blue Ridge China and EI, to purchase additional Series A Preferred Shares.

“WFOE” means Xinyuan Real Estate (Henan) Development, Ltd., a company organized under the laws of the PRC, which is a wholly foreign-owned enterprise 100% held by the Company under the laws of the PRC.

“Xinyuan Subsidiary” has the meaning set forth in the first recital.

“Xinyuan Subsidiary Shareholders Agreement” means the Shareholders Agreement, dated as of August 25, 2006, as amended as of November 21, 2006, among Xinyuan Subsidiary, Blue Ridge China, EI, the Management Shareholders, and the Burnham Holders.

“Zhang Yong Warrant” has the meaning set forth in Article 7.

ARTICLE 2

TRANSFERS OF CAPITAL STOCK

Section 2.1 General Restrictions on Transfer

(a) A Shareholder may not transfer any Equity Securities except in compliance with this Agreement.

(b) A Shareholder that transfers any Equity Securities must deliver to the Company and the other Shareholders (i) except in the case of sales to the public after the consummation of a Qualified Public Officering, a notice describing in reasonable detail the proposed transfer, and (ii) subject to Section 2.4, if reasonably requested by the Company, an opinion of counsel to the Company to the effect that such transfer may be effected without registration under the Securities Act or any applicable securities laws of any state or any other jurisdiction, anywhere in the world.

(c) It shall be a condition to any transfer of Equity Securities (other than a transfer pursuant to a public offering approved by the Company’s Board of Directors) that the transferee agrees in writing to be bound by the provisions of this Agreement pursuant to the transferee agreement in the form set forth as Exhibit A (the “Transferee Agreement”). Upon becoming a party to this Transferee Agreement, the transferee shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Shareholder hereunder with respect to the Equity Securities transferred by such Shareholder.

(d) Any transfer of Equity Securities made in violation of this Article 2 shall be null and void. The Company shall not, shall not be required, and shall not have the right to (i) transfer on its books any Equity Securities transferred in violation of any provisions of this Agreement, or (ii) treat as owner of such Equity Securities, or to accord the right to vote as such owner, or to pay dividends to, any transferee to whom such securities are transferred in violation of this Agreement.

(e) Notwithstanding anything to the contrary set forth in this Article 2 (but subject to Section 2.1(c)), the Management Shareholders shall not, except as set forth in Sections 2.3 (d)(iii) and 2.4 (h)(ii), and the Company shall cause any of its officers, directors, and employees who own Equity Securities not to (except in the case of sales to the public after the consummation of a Qualified Public Offering), transfer any Equity Securities without the prior written consent of the Preferred Majority which consent shall not be unreasonably withheld in the case of any transfer pursuant to Section 2.3(d). So long as Blue Ridge China or EI holds at least its Preferred Threshold Shares or the Burnham Holders hold at least their respective Burnham Threshold Shares, the Common Shares held by the Management Shareholders or a Permitted Transferee shall be subject to the co-sale provisions of Section 2.3.

(f) A transfer of the capital stock or other equity or voting interests in (a) a Management Shareholder, or (b) a Person that directly or indirectly owns equity or voting interests in a Management Shareholder, shall be deemed to be a transfer of the Equity Securities of such Management Shareholder, which transfer shall be subject to the provisions of Sections 2.1 and 2.3. In such event, the Management Shareholder shall be deemed to be the Selling Management Shareholder as referred to in Section 2.3(a) and the capital stock or equity interests proposed to be transferred shall be deemed to be the Management Shareholder Shares.

Section 2.2 Right of First Refusal on Series A Preferred Shares

(a) If a Preferred Holder (a “Section 2.2 Selling Shareholder”) desires to transfer (a “Section 2.2 Proposed Transfer”) all or any portion of its Equity Securities (the “Section 2.2 Offered Shares”), the Section 2.2 Selling Shareholder must first deliver to all other Preferred

Holders (in each case so long as at the time of such notice, such Preferred Holder holds at least fifty percent (50%) of the Subject Shares owned by it on the date hereof) (the “Section 2.2 RoFR Offerees”), with a copy to the Company, a notice identifying the transferee and containing an offer (the “Section 2.2 Offer”) to sell the Section 2.2 Offered Shares at the same price, upon the same terms (subject to paragraph (h) below) and subject to the same conditions as those of the Section 2.2 Proposed Transfer, which shall be accompanied by a copy of the documentation (whether in draft form or otherwise) setting forth the Section 2.2 Proposed Transfer. Notwithstanding the foregoing, in the event that the Section 2.2 Proposed Transfer is a transfer of a majority of the capital stock or other equity or voting interests (i) in a Person that owns Equity Securities, or (ii) in a Person that directly or indirectly owns a majority of the capital stock or other equity or voting interests in a Person that owns Equity Securities as set forth in Section 2.2(i) in connection with a transaction or group of related transactions, and the Fair Market Value of the Section 2.2 Offered Shares proposed to be so transferred is less than 25% of the aggregate Fair Market Value of the assets proposed to be transferred in such transaction or group of substantially simultaneous related transactions as a whole, then the offer with respect thereto shall not be deemed a Section 2.2 Offer for purposes hereof and the provisions of Section 2.2 shall not be applicable thereto.

(b) Any Section 2.2 RoFR Offeree that desires to purchase some or all of the Section 2.2 Offered Shares (each, a “Section 2.2 RoFR Purchaser”) must, within thirty (30) days following delivery of the Section 2.2 Offer (the “Section 2.2 Purchase Period”), deliver to the Section 2.2 Selling Shareholder, with a copy to the Company and the other Section 2.2 RoFR Offerees, a notice setting forth the number of Section 2.2 Offered Shares that such Section 2.2 RoFR Purchaser desires to purchase.

(c) If the Section 2.2 RoFR Purchasers notify the Section 2.2 Selling Shareholder of their desire to purchase in the aggregate the number of Section 2.2 Offered Shares being offered or more, then each Section 2.2 RoFR Purchaser shall be entitled to purchase its pro rata portion of the Section 2.2 Offered Shares. If the Section 2.2 RoFR Purchasers notify the Section 2.2 Selling Shareholder of their desire to purchase in the aggregate less than the number of Section 2.2 Offered Shares being offered, then the Section 2.2 RoFR Purchasers shall have an additional ten (10) days following the expiration of the Section 2.2 Purchase Period to notify the Section 2.2 Selling Shareholder of their desire to purchase their pro rata portion (among those Section 2.2 RoFR Purchasers expressing such desire) or more of the remaining Section 2.2 Offered Shares.

(d) If the Section 2.2 RoFR Purchasers notify the Section 2.2 Selling Shareholder of their desire to purchase in the aggregate the number of remaining Section 2.2 Offered Shares or more, then each Section 2.2 RoFR Purchaser shall be entitled to purchase its pro rata portion of such Section 2.2 Offered Shares. If the Section 2.2 RoFR Purchasers notify the Section 2.2 Selling Shareholder of their desire to purchase in the aggregate less than the number of remaining Section 2.2 Offered Shares, then the Section 2.2 Selling Shareholder may (but shall not be obligated to) transfer all of the Section 2.2 Offered Shares pursuant to paragraph (g) below.

(e) Each Section 2.2 RoFR Purchaser’s pro rata portion of the Section 2.2 Offered Shares shall be equal to a fraction, the numerator of which is the number of Common Shares on a

Fully Diluted Basis held by such Section 2.2 RoFR Purchaser and the denominator of which is the number of Common Shares on a Fully Diluted Basis held (for purposes of paragraph (c) above) by all of the Section 2.2 RoFR Offerees or (for purposes of paragraph (d) above) by all of the Section 2.2 RoFR Purchasers.

(f) The closing of the purchase by the Section 2.2 RoFR Purchasers (the “Section 2.2 RoFR Closing”) shall take place fifteen (15) days after the expiration of the Section 2.2 Purchase Period; provided, that if not all necessary governmental or regulatory approvals, including the expiration of any applicable waiting period under the HSR Act or any other applicable law, have been obtained by the applicable closing date, the Section 2.2 RoFR Closing shall be deferred for up to ninety (90) days in order to obtain such approvals (a “Governmental Approval Extension”). The Section 2.2 RoFR Closing shall be held at such time and place as the parties thereto shall reasonably specify. At the Section 2.2 RoFR Closing, the Section 2.2 Selling Shareholder shall deliver certificates representing the Section 2.2 Offered Shares being sold, against delivery of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Section 2.2 Selling Shareholder.

(g) If the Section 2.2 RoFR Purchasers do not in the aggregate accept the Section 2.2 Offer with respect to all of the Section 2.2 Offered Shares pursuant to paragraphs (c) and (d) above, or if not all necessary governmental or regulatory approvals have been obtained by the expiration of the ninety (90) day period set forth in paragraph (f) above, then the Section 2.2 Selling Shareholder shall be entitled, for a period of thirty (30) days following the Section 2.2 RoFR Closing or, if applicable, ten (10) days following the expiration of the Section 2.2 Purchase Period or, if applicable, ten (10) days following the expiration of the ninety (90) day period set forth in paragraph (f) above, to transfer all (but not less than all) of the Section 2.2 Offered Shares to the transferee identified in the Section 2.2 Offer on terms and subject to conditions that are no more favorable to the transferee than those specified in the Section 2.2 Offer. If such transfer is not consummated within the applicable time period, transfers of the Section 2.2 Offered Shares shall again be subject to the provisions of this Section 2.2.

(h) If the consideration for the Section 2.2 Offered Shares specified in the Section 2.2 Offer consists of property other than cash, the Section 2.2 RoFR Purchasers may elect to pay for the Section 2.2 Offered Shares in cash, in which case the purchase price shall be equal to the Fair Market Value of such consideration. If the Section 2.2 Selling Shareholder and the Section 2.2 RoFR Purchasers cannot agree within ten (10) days after delivery of the Section 2.2 Offer, then such Fair Market Value shall be determined in accordance with the Appraisal Procedure. In such event, the periods set forth in paragraphs (b) and (c) above shall be tolled until the Appraisal Procedure is completed.

(i) A transfer of a majority of the capital stock or other equity or voting interests in (a) a holder of Series A Preferred Shares, or (b) a Person that directly or indirectly owns equity or voting interests in a holder of Series A Preferred Shares, shall be deemed to be a transfer of the Equity Securities of such holder, which transfer shall be subject to the provisions of Sections 2.1 and 2.2 if and to the extent applicable. In such event, the holder of Series A Preferred Shares shall be deemed to be the Section 2.2 Selling Shareholder as referred to in Section 2.2(a) and the capital stock or equity interests proposed to be transferred shall be deemed to be the Section 2.2 Offered Shares.

(j) The right of first refusal under this Section 2.2 shall not apply to any transfer of Equity Securities by a holder of Series A Preferred Shares:

(i) to a member of such Shareholder’s Immediate Family, to such Shareholder as a custodian for members of such Shareholder’s Immediate Family, to a trustee of a trust (including a voting trust) that the governing instrument of which provides that such Shareholder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Equity Securities, to an executor or to another fiduciary for the account of members of his Immediate Family, or to a charitable remainder trust of which such Shareholder is the sole trustee;

(ii) to the public, after the consummation of a Qualified Public Offering;

(iii) that is a corporation, partnership or limited liability company, to a shareholder, partner, or member by way of distribution or dividend substantially pro rata in accordance with its ownership interest, or to one or more of its Affiliates, so long as any such Affiliate is controlled exclusively by the entity making such transfer.

Section 2.3 Co-Sale Right

(a) If, prior to the third anniversary of a Qualified Public Offering, any Management Shareholder (a “Selling Management Shareholder”), subject to the terms and conditions of this Agreement including Section 2.1(e), proposes to transfer (a “Proposed Management Shareholder Transfer”) any Common Shares (the “Management Shareholder Shares”), then the Selling Management Shareholder shall promptly give written notice (the “Notice”) to the Company and the Co-Sale Holders (as defined below) describing in reasonable detail the Proposed Management Shareholder Transfer including, without limitation, the number of Management Shareholder Shares, the nature of such sale or transfer, the consideration to be paid, and the name and the address of each prospective purchaser or transferee, which shall be accompanied by a copy of the documentation (whether in draft form or otherwise) setting forth the Proposed Management Shareholder Transfer. The Notice shall state whether or not the Proposed Management Shareholder Transfer is being made pursuant to the provisions of Section 2.3(d). The Co-Sale Holders shall have the right, exercisable upon written notice to the Selling Management Shareholder within thirty (30) days after receipt of Notice, to participate in the sale of any Management Shareholder Shares on the same terms and conditions indicated in the Notice (or the actual terms of the Proposed Management Shareholder Transfer, if more favorable to the transferor). To the extent the Co-Sale Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Management Shareholder Shares that the Selling Management Shareholder may sell in the transaction shall be correspondingly reduced. The foregoing co-sale right of the Co-Sale Holders shall be subject to the following terms and conditions:

(i) The Co-Sale Holders may sell all or any part of their Co-Sale Pro-Rata Share of Management Shareholder Shares.

(ii) The Co-Sale Holders shall deliver only Common Shares to the purchaser. The Company agrees to effect the conversion of the Series A Preferred Shares held by

Blue Ridge China and EI into Common Shares and the exercise of the Burnham Warrants into Common Shares in accordance with the terms and conditions thereof, concurrent with the actual transfer of such shares to the purchaser.

(iii) The Co-Sale Holders shall effect their participation in the sale by promptly delivering to the Selling Management Shareholder for transfer to the prospective purchaser a transfer form signed by any such participating Co-Sale Holder, which indicates:

(A) the type and number of Equity Securities which such Co-Sale Holder elects to sell;

(B) that number of Series A Preferred Shares which is at such time convertible into the number of Common Shares that Blue Ridge China or EI elects to sell along with a notice of conversion of such number of Series A Preferred Shares; or

(C) to the extent applicable to such Co-Sale Holder, any combination of the foregoing.

(iv) The share certificate or certificates such Co-Sale Holder delivers to the Selling Management Shareholder pursuant to paragraph 2.3(a)(iii) shall be transferred to the prospective purchaser upon consummation of the sale of the Management Shareholder Shares pursuant to the terms and conditions specified in the Notice (or the actual terms of the Proposed Management Shareholder Transfer, if more favorable to the transferor), and the Selling Management Shareholder shall concurrently therewith remit to such Co-Sale Holder that portion of the sale proceeds to which such Co-Sale Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from such Co-Sale Holder exercising its rights of co-sale hereunder, the Selling Management Shareholder shall not sell to such prospective purchaser or purchasers any Common Shares unless and until, simultaneously with such sales, the Selling Management Shareholder shall purchase such shares or other securities from such Co-Sale Holder.

(v) To the extent none of the Co-Sale Holders elect to participate in the sale of the Common Shares subject to the Notice, the Selling Management Shareholder may, not later than ninety (90) days following delivery to Co-Sale Holders of the Notice, conclude a transfer of the Common Shares covered by the Notice and not elected to be purchased by the Co-Sale Holders, on terms and conditions not more favorable to the transferor than those described in the Notice. Any Proposed Management Shareholder Transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any Common Shares by the Selling Management Shareholder, shall again be subject to the co-sale rights of the Co-Sale Holders and shall require compliance by the Selling Management Shareholder with the procedures described in this Section 2.3.

(b) “Co-Sale Pro-Rata Share” of a Co-Sale Holder shall mean the ratio that (i) the sum of the number of Common Shares then held by such Co-Sale Holder which were issued pursuant to the Share Exchange and Assumption Agreement or upon conversion of the Series A Preferred Shares or upon exercise of the Warrants or the Burnham Warrants, as applicable, plus the number of Common Shares issuable upon conversion of the Series A Preferred Shares or upon exercise of the Warrants (only to the extent exercisable) or the Burnham Warrants then held by such Co-Sale Holder bears to (ii) the sum of the total number of Common Shares held by the Management Shareholders plus the total number of Common Shares then held by all of the Co-Sale Holders which were issued pursuant to the Share Exchange and Assumption Agreement or upon conversion of the Series A Preferred Shares and upon exercise of the Warrants and the Burnham Warrants plus the number of Common Shares issuable upon conversion of the Series A Preferred Shares and upon exercise of the Warrants (only to the extent exercisable) and the Burnham Warrants held by all of the Co-Sale Holders.

(c) “Co-Sale Holder” shall mean (i) Blue Ridge China so long it holds its Preferred Threshold Shares, (ii) EI so long it holds its Preferred Threshold Shares, and (iii) the Burnham Holders so long as they hold their respective Burnham Threshold Shares.

(d) Notwithstanding the foregoing, the co-sale rights of the Co-Sale Holders shall not apply to any transfer of Common Shares (i) to a Person owned entirely by such Management Shareholder, (ii) to the Management Shareholder’s Immediate Family, or to trusts for the benefit of such persons, or to a charitable remainder trust of which the Management Shareholder is the sole trustee, and (iii) if after a Qualified Public Offering, of an amount which is less than twenty percent (20%) of the number of Common Shares held by such Selling Management Shareholder on the date hereof (collectively, “Permitted Transferees”), provided that in the case of Section 2.3 (d) (i) and (ii) only (x) the transferring Management Shareholder shall inform Blue Ridge China and EI (so long as such party holds its Preferred Threshold Shares) and the Burnham Holders (so long as they hold their respective Burnham Threshold Shares), of such transfer prior to effecting it, including reasonable detail regarding the identity of the Permitted Transferee and his or her relationship to the Management Shareholder, and (y) the transferee shall furnish the other Shareholders with an executed Transferee Agreement.

Section 2.4 Right of First Refusal on Common Shares held by Certain Shareholders

(a) If any Shareholder, other than a holder of Series A Preferred Shares or a Management Shareholder (a “Section 2.4 Selling Shareholder”) desires to transfer (a “Section 2.4 Proposed Transfer”) all or any portion of its Equity Securities (the “Section 2.4 Offered Shares”), the Section 2.4 Selling Shareholder must first deliver to the Company, with a copy to the Company, a notice identifying the transferee and containing an offer (the “Section 2.4 Offer”) to sell the Section 2.4 Offered Shares at the same price, upon the same terms (subject to paragraph (f) below) and subject to the same conditions as those of the Section 2.4 Proposed Transfer, which shall be accompanied by a copy of the documentation (whether in draft form or otherwise) setting forth the Section 2.4 Proposed Transfer.

(b) If the Company desires to purchase all but not less than all of the Section 2.4 Offered Shares, the Company must, within thirty (30) days following delivery of the Section 2.4 Offer (the “Section 2.4 Purchase Period”), deliver to the Section 2.4 Selling Shareholder a notice so stating.

(c) If the Company notifies the Section 2.4 Selling Shareholder of its desire to purchase all but not less than all of the Section 2.4 Offered Shares pursuant to Section 2.4(b) above, the Section 2.4 Selling Shareholder shall be obligated to sell such shares to the Company. If the Company does not so notify the Section 2.4 Selling Shareholder, then the Section 2.4 Selling Shareholder may (but shall not be obligated to) transfer all of the Section 2.4 Offered Shares pursuant to paragraph (e) below.

(d) The closing of the purchase by the Company (the “Section 2.4 RoFR Closing”) shall take place fifteen (15) days after the expiration of the Section 2.4 Purchase Period; provided, that if not all necessary governmental or regulatory approvals, including the expiration of any applicable waiting period under the HSR Act or any other applicable law, have been obtained by the applicable closing date, the Section 2.4 RoFR Closing shall be subject to a Governmental Approval Extension. The Section 2.4 RoFR Closing shall be held at such time and place as the parties thereto shall reasonably specify. At the Section 2.4 RoFR Closing, the Section 2.4 Selling Shareholder shall deliver certificates representing the Section 2.4 Offered Shares being sold, against delivery of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Section 2.4 Selling Shareholder.

(e) If the Company does not accept the Section 2.4 Offer with respect to all of the Section 2.4 Offered Shares pursuant to paragraphs (c) and (d) above, or if not all necessary governmental or regulatory approvals have been obtained by the expiration of the Governmental Approval Extension, then the Section 2.4 Selling Shareholder shall be entitled, for a period of thirty (30) days following the Section 2.4 RoFR Closing or, if applicable, ten (10) days following the expiration of the Section 2.4 Purchase Period or, if applicable, ten (10) days following the expiration of the Governmental Approval Extension, to transfer all (but not less than all) of the Section 2.4 Offered Shares to the transferee identified in the Section 2.4 Offer on terms and subject to conditions that are no more favorable to the transferee than those specified in the Section 2.4 Offer. If such transfer is not consummated within the applicable time period, transfers of the Section 2.4 Offered Shares shall again be subject to the provisions of this Section 2.4.

(f) If the consideration for the Section 2.4 Offered Shares specified in the Section 2.4 Offer consists of property other than cash, the Company may elect to pay for the Section 2.4 Offered Shares in cash, in which case the purchase price shall be equal to the Fair Market Value of such consideration. If the Section 2.4 Selling Shareholder and the Company cannot agree within ten (10) days after delivery of the Section 2.4 Offer, then such Fair Market Value shall be determined in accordance with the Appraisal Procedure. In such event, the periods set forth in paragraph (b) above shall be tolled until the Appraisal Procedure is completed.

(g) A transfer of a majority of the capital stock or other equity or voting interests in (a) a Section 2.4 Selling Shareholder, or (b) a Person that directly or indirectly owns equity or voting interests in a Section 2.4 Selling Shareholder, shall be deemed to be a transfer of the Equity Securities of such holder, which transfer shall be subject to the provisions of Sections 2.1 and 2.4 if and to the extent applicable. In such event, the Section 2.4 Selling Shareholder shall be deemed to be the Section 2.4 Selling Shareholder as referred to in Section 2.4(a) and the capital stock or equity interests proposed to be transferred shall be deemed to be the Section 2.4 Offered Shares.

(h) The right of first refusal under this Section 2.4 shall not apply to any transfer of Equity Securities by a Section 2.4 Selling Shareholder:

(i) to a member of such Shareholder’s Immediate Family, to such Shareholder as a custodian for members of such Shareholder’s Immediate Family, to a trustee of a trust (including a voting trust) that the governing instrument of which provides that such Shareholder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Equity Securities, to an executor or to another fiduciary for the account of members of his Immediate Family, or to a charitable remainder trust of which such Shareholder is the sole trustee;

(ii) to the public, after the consummation of a Qualified Public Offering;

(iii) that is a corporation, partnership or limited liability company, to a shareholder, partner, or member by way of distribution or dividend substantially pro rata in accordance with its ownership interest, or to one or more of its Affiliates, so long as any such Affiliate is controlled exclusively by the entity making such transfer.

Section 2.5 Securities Act Legend

(a) Subject to the provisions of paragraph (b) below, and subject to any additional legend which may be required in accordance with the Share Exchange and Assumption Agreement, each Equity Security held by the Shareholders (including all shares owned on the date hereof by the Shareholders) will be imprinted with a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED OR THE LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT OR A COMPARABLE DOCUMENT UNDER THE LAWS OF ANY OTHER JURISDICTION IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE OR ANY OTHER JURISDICTION’S SECURITIES ADMINISTRATOR.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED AS OF OCTOBER 31,

2007, AS MAY BE AMENDED, AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SAID SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.”

(b) If a Shareholder delivers to the Company an opinion of counsel (who may be an employee of such Shareholder) in form and substance reasonably satisfactory to the Company, that transfers of some or all of the Equity Securities held by such Shareholder do not require registration under the Securities Act, any applicable state securities laws or the securities law of any other applicable jurisdiction, the Company will promptly deliver new certificates for such shares of Equity Securities which, if supported by such opinion, do not bear the Securities Act legend set forth in the first paragraph of Section 2.4(a) above.

ARTICLE 3

BOARD MEMBERS; OBSERVER RIGHTS

Section 3.1 Board Members

So long as Blue Ridge China or EI holds at least its Preferred Threshold Shares, the Company’s Board of Directors shall have no more than seven members and, provided that the Board of Directors consists of not less than three members, EI, so long as it holds at least its Preferred Threshold Shares, shall be entitled to designate one (1) individual, and Blue Ridge China, so long as it holds at least its Preferred Threshold Shares, shall be entitled to designate two (2) individuals (the three (3) such designees being collectively referred to herein as the “Preferred Directors”) to be elected to the Company’s Board of Directors at each annual meeting of the shareholders of the Company or at any special meeting at which directors are elected. The Shareholders hereby agree (i) to vote all of their Voting Shares (now owned or hereafter acquired) for the election of the Preferred Directors, and (ii) not to vote any of their Voting Shares (now owned or hereafter acquired) for the removal of the Preferred Directors. Each of Blue Ridge China and EI shall have the right to replace its designated Preferred Director(s) (with or without cause, or if such director ceases to be a member of the Board of Directors by reason of death, disability or for any other reason) at any time upon written notice to the Company, and the Shareholders hereby agree to vote all of their Voting Shares (now owned or hereafter acquired) for the election of any such replacement so designated by Blue Ridge China or EI, as the case may be. The Company shall reimburse the Preferred Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors. The Preferred Directors shall also receive an annual director’s fee equal to the fee (if any) paid to other outside directors of the Company. Notwithstanding anything to the contrary contained herein, Blue Ridge China shall be permitted to take the actions set forth in that certain letter agreement, attached hereto as Exhibit B (the “Letter Agreement”), dated as of the date of the Shareholders Agreement, by and between the Company and Blue Ridge China with respect to one of the two individuals to be designated as a Preferred Director by Blue Ridge China hereunder. Pursuant to and in accordance with the terms of the Letter Agreement, the Company shall notify Blue Ridge China in writing promptly following the expiration or early termination of the Applicable Period (as defined in the Letter Agreement). Each of the Company and the Management Shareholders hereby agree that they shall promptly exercise their respective contractual rights and take all other actions reasonably requested by Blue Ridge China to forthwith cause the removal of the Note Holder Nominee (as defined in the Letter Agreement) if such nominee does not immediately resign upon expiration or early termination of the Applicable Period.

Section 3.2 Boards of Subsidiaries and Other Entities

(a) So long as Blue Ridge China or EI holds at least its Preferred Threshold Shares, the Board of Directors (or equivalent governing body) of each of its Subsidiaries, and any Committee (as defined below) of such Board of Directors (or equivalent governing body), shall have the same members (and no additional members) as the Board of Directors and any Committee of the Board of Directors, respectively, of the Company.

(b) So long as Blue Ridge China or EI holds at least its Preferred Threshold Shares, if the Company is entitled to designate two or more individuals to serve as members of the board of directors (or equivalent governing body) of any Person that is not a Subsidiary of the Company, then to the extent practicable the Company shall, at the request of each such party holding its Preferred Threshold Shares or either of them, designate one of the Preferred Directors to serve as a member of the board of directors (or equivalent governing body) of such Person.

Section 3.3 Committees

(a) So long as Blue Ridge China or EI holds at least its Preferred Threshold Shares, each such party holding its Preferred Threshold Shares shall be entitled to representation (by designation of the Preferred Directors to serve) on each committee formed by the Board of Directors of the Company and any of its Subsidiaries (“Committees”) in proportion to its shareholding in the Company.

(b) So long as Blue Ridge China or EI holds at least its Preferred Threshold Shares, if the Company is entitled to the representation of two or more individuals on a committee formed by the Board of Directors of any Person that is not a Subsidiary, then to the extent practicable, the Company shall, at the request of each such party holding its Preferred Threshold Shares, designate such party’s Preferred Director to serve on such committee.

Section 3.4 Observer Rights

So long as Blue Ridge China or EI holds at least its Preferred Threshold Shares, each such party holding its Threshold Shares shall be entitled, in lieu of designating members of the Board of Directors of the Company and its Subsidiaries pursuant to Section 3.1 and Section 3.2, and any Committees pursuant to Section 3.3, to send observers to meetings of such Boards of Directors and Committees (with no more than observers for each Board of Directors or Committee than the number of Directors Blue Ridge China and EI would otherwise be entitled to) for informational purposes only. Such observers (or Blue Ridge China or EI if there is no such observer) shall be entitled to receive (and the Company and each Subsidiary, as applicable, shall deliver to such observers or to Blue Ridge China or EI, as applicable) all notices and materials which the elected members of the Board of Directors or Committees, as applicable, receive (and at the time they are so received) but such observers shall not have any right to vote in any such meeting; provided, however that such observer agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. Any such observers shall be reimbursed by the Company or the Subsidiary, as applicable, for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and Committees, as applicable.

Section 3.5 Rights of Blue Ridge China and EI under Article 3

For greater certainty and notwithstanding anything to the contrary in this Article 3, except for Section 3.5 (c):

(a) Blue Ridge China shall be entitled to its rights set forth in Sections 3.1 through 3.4 so long as it holds at least its Preferred Threshold Shares and EI shall be entitled to its rights set forth in Sections 3.1 through 3.4 so long as it holds at least its Preferred Threshold Shares;

(b) in the event either Blue Ridge China or EI acquires Equity Securities from the other and, as a consequence, such other party no longer holds at least its Preferred Threshold Shares, the acquiring party shall be entitled to its rights set forth in Sections 3.1 through 3.4 and the rights of such other party set forth therein;

(c) the rights set forth in this Article 3 shall terminate upon the consummation of any Qualified Public Offering.

ARTICLE 4

COVENANTS

Section 4.1 Delivery of Financial Statements

(a) So long as a Preferred Holder holds at least 25% of the Subject Shares owned by it on the date hereof and prior to the consummation of any Qualified Public Offering, the Company shall deliver to such holder:

(i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year end financial reports to be on a consolidated basis for the Company and its Subsidiaries and for the Operating Companies in reasonable detail, prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within thirty (30) days after the end of each of each calendar month, an unaudited income statement, unaudited statement of cash flows for such month and an unaudited balance sheet, in each case, on a consolidated basis for the Company and its Subsidiaries and for the Operating Companies as of the end of such month;

(iii) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a consolidated budget and business plan for the following fiscal year for the Company and its Subsidiaries and for the Operating Companies, prepared on a monthly basis;

(iv) with respect to the financial statements called for in paragraph (a) above, an instrument executed by the Chief Financial Officer or President (or an officer in a comparable position) of the Company certifying that such financials were prepared in accordance with GAAP applied consistently with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition and results of operation for the Company and its Subsidiaries and the Operating Companies for the period specified, subject to year end audit adjustment; and

(v) all notices, request for consents, financial statements and other materials provided to the holders of Equity Securities at any time and at the same time such holders are so furnished, and such other information relating to the financial condition, business or corporate affairs of the Company Group as holders of at least 10% of the then outstanding Series A Preferred Shares may from time to time reasonably request.

(b) The Company, each of its Subsidiaries and each of the Operating Companies shall evaluate the effectiveness of its respective system of internal accounting controls as of the end of each fiscal quarter for such entity. As soon as practicable, but in any event within sixty (60) days thereafter, the Company shall notify Blue Ridge China and EI in writing of any (i) deficiencies in such controls, and (ii) significant changes in such controls or in other factors that could significantly affect such controls.

(c) The Company may require any party (other than Blue Ridge China and EI) entitled to the information rights of this Section 4.1 to execute a confidentiality and non-disclosure agreement at any time with respect to such rights.

(d) Not later than 20 business days prior to the date on which the Burnham Warrants expire or terminate pursuant to the terms thereof, the Company shall deliver to the Burnham Holders the information set out in Sections 4.1(a)(i) through (iv), subject to Section 4.1(c).

(e) Within 5 business days following receipt by the Company of a notice from either of the Burnham Holders to the effect that it intends, in good faith, to exercise its Burnham Warrant, in whole or in part, subject to a review of the Company’s financial condition and performance, the Company shall furnish to such Burnham Holder the information set out in Section 4.1(a)(i) through (iv), subject to Section 4.1(c).

(f) In the event that the Company becomes subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, or a similar public securities reporting statute in another jurisdiction:

(i) as a result of any transaction approved by the Company’s Board of Directors, the requirements of this Section 4.1 shall terminate; or

(ii) for any other reason, the requirements of this Section 4.1 shall continue, provided, and to the extent that they do not contravene applicable public securities law.

Section 4.2 Inspection

Prior to the consummation of any Qualified Public Offering, the Company shall permit any Preferred Holder holding at least 25% of the Subject Shares to visit and inspect the properties of each Member of the Company Group, to examine their respective books of account and records, and to discuss its affairs, finances and accounts with their respective directors, officers, employees, attorneys, accountants, representatives, consultants and other agents, all at such reasonable times and reasonable frequency as may be requested by such Preferred Holder; provided, however, that the Company may require any such Preferred Holder (other than Blue Ridge China and EI) to execute a confidentiality and non-disclosure agreement prior to any such visit and inspection.

Section 4.3 Additional Equity Financings; Qualified Public Offering

Prior to the consummation of any Qualified Public Offering, each holder of Series A Preferred Shares (or any Common Shares issued upon conversion thereof) (each, an “Additional Equity Offeree”) shall have the right to purchase any Equity Securities that the Company may propose to offer and sell from time to time, up to that portion of such Equity Securities that equals the proportion that the number of Common Shares issued and held, or issuable upon conversion of any Equity Securities then held, by such Additional Equity Offeree bears to the total number of Common Shares of the Company then outstanding (assuming full conversion and exercise of all Equity Securities), except there shall be no such right to purchase Equity Securities issued (i) upon exchange, exercise or conversion of previously outstanding Equity Securities (including the Series A Preferred Shares, the Warrants and the Burnham Warrants), (ii) pursuant to the conversion or exercise of convertible or exercisable Equity Securities; (iii) in pro rata distributions to the Shareholders, (iv) pursuant to the Company’s Equity Incentive Plan to be implemented within a reasonable time after the Closing Date, provided that no more than 6,802,495 Common Shares (or other Equity Securities convertible or exercisable into such number of Common Shares) may be issued pursuant thereto or, prior to the consummation of a Qualified Public Offering, any other Company equity incentive plan approved by the Preferred Holders or (v) as consideration for any securities or other assets acquired by the Company whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided that any such issuances do not exceed in the aggregate 25% of the issued and outstanding Capital Stock at any time (each a “Permitted Issuance”). If the Company proposes to issue any Equity Securities that are subject to the rights set forth in this Section 4.3, it shall give each Additional Equity Offeree written notice of its intention, describing the Equity Securities, the price, and the terms and conditions upon which the Company proposes to issue the same. Each Additional Equity Offeree shall have ten (10) days from the receipt of such notice to elect to purchase such Equity Securities on a pro rata basis, for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. If any Additional Equity Offeree fails to timely exercise such rights with respect to any Equity Securities to be offered by the Company, the Company shall have 90 days thereafter to sell such Equity Securities at a price and upon terms and conditions no more favorable to the purchasers thereof than the price, terms and conditions specified in the Company’s notice to the Additional Equity Offerees; provided, however, that it shall be a condition to any issuance of Equity Securities by the Company pursuant to this Section 4.3 to any person who is not a party to this Agreement, that such person agrees in writing to be bound by the provisions of this Agreement pursuant to the Transferee Agreement. If the Company has not sold such Equity Securities within such 90-days period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Additional Equity Offerees in the manner provided in this Section 4.3.

Section 4.4 Non-Compete; Non-Solicitation

No Shareholder (other than Blue Ridge China, EI and the Burnham Holders), nor any of the Affiliates, officers, directors, employees, shareholders or members of such Shareholder, shall, during the period commencing on the date hereof and ending two years after the date on which such Shareholder and its respective Affiliates ceases to hold any Equity Securities (i) directly or indirectly, compete with the business of the Company Group or engage in the business of the Company Group for its own account or for the account of any other Person; nor shall any of the foregoing own any equity interest in any person or entity which, directly or indirectly, competes with or is engaged in the business of the Company Group; provided, however, that any of the foregoing may own, directly or indirectly, solely as a passive investment, securities of any entity which are traded on any national securities exchange or NASDAQ or other internationally recognized securities exchange, so long as it is not a controlling person of, or a member of a group which controls, such entity, and does not, directly or indirectly, own 2% or more of any class of securities of such entity; provided that the Burnham Holders may, in the normal course of their business, represent and advise as clients any persons or entities who compete with or are engaged in the business of the Company, and may beneficially own, directly or indirectly, solely as a passive investment, securities of any such entity; or (ii) solicit for employment or other business relationship or assist in such solicitation by any other Person of, induce or encourage to terminate his or her employment, or attempt to hire or hire, any Person who is or was (during the one-year period immediately preceding the date on which such Shareholder or any of its Affiliates cease to hold any Equity Securities in the Company) a director, officer, or employee of any Member of the Company Group, except pursuant to a general solicitation not targeted specifically to any employee of the Company Group.

Section 4.5 Approval Rights

The Company shall not (and shall not permit any Member of the Company Group to), directly or indirectly, without first obtaining the approval, by vote or written consent, in the manner provided by law, of the Preferred Holders holding at least, for so long as Blue Ridge China and EI each hold their respective Preferred Threshold Shares, seventy-five percent (75%), and otherwise, fifty percent (50%) of the Subject Shares, voting together as a single class:

(a) undertake or effect any (i) liquidation, dissolution or winding-up, (ii) consolidation or merger with or into another entity, or (iii) transaction or series of related transactions which result in the Company’s shareholders immediately prior to such transactions not holding at least fifty and one tenth (50.1%) of the equity and voting power of the surviving or continuing entity (in substantially the same proportions as such shareholders held Capital Stock immediately prior to such transaction or series of related transactions);

(b) directly or indirectly, sell, transfer, lease, charge, encumber or otherwise dispose of all or substantially all of the assets of any Member of the Company Group;

(c) sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, technology, patents or other intellectual property of any Member of the Company Group;

(d) directly or indirectly, sell, transfer, lease, charge, encumber or otherwise dispose of any business or assets outside the ordinary course of business in excess of, individually or in the aggregate, $250,000 in any calendar year;

(e) establish any Subsidiaries or Affiliates that would have a material effect on the business, financial condition or prospects of the Company or any Member of the Company Group or the rights of any holder of Series A Preferred Shares;

(f) amend, modify, repeal or waive this Agreement or its Memorandum of Association or other constituent documents, including, by filing any amendment thereto;

(g) alter or change the powers, preferences or rights of the Series A Preferred Shares or the Warrants or the qualifications, limitations, or restrictions thereof or otherwise to adversely affect the Series A Preferred Shares or the Warrants;

(h) authorize any public offering (whether a Qualified Public Offering or otherwise) of any Equity Securities, or select a manager/arranger or underwriter with respect thereto;

(i) directly or indirectly, enter into, approve, terminate or materially amend the terms of any agreement or transaction with, make any payments to (other than payments contemplated herein), or provide any guarantees on behalf of, any Member of the Company Group or any Affiliate thereof;

(j) materially change the nature of the business in which it is engaged or purchase or invest, directly or indirectly, in any assets or property, other than assets or property which are useful in or necessary for and are to be used in such business;

(k) acquire any capital stock of or other interest in any corporation, partnership, firm, joint venture, association, limited liability company, joint stock company, trust, estate, unincorporated organization or other entity;

(l) redeem or repurchase any Equity Securities (other than (i) repurchases of shares from employees pursuant to repurchase rights under vesting provisions related to the length of period of employment of such employees at purchase prices equal to the lesser of the price initially paid by such employees for such shares or the fair market value thereof, or (ii) repurchases pursuant to the exercise of contractual rights of first refusal over such shares);

(m) sell, transfer, charge, encumber or otherwise dispose of or dilute any direct or indirect interest in any Member of the Company Group;

(n) increase beyond seven or decrease the number of members of the Board of Directors;

(o) appoint, or determine the terms of the appointment of, or terminate any Significant Officer;

(p) enter into, or materially modify or amend, any agreement or transaction (including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities) with, make any payments to, or provide any guarantees on behalf of (in each case directly or indirectly), other than pursuant to employment or other arrangements previously approved hereunder, any shareholder, partner, member or Significant Officer of any Member of the Company Group, and any member or former member of the family of any individual shareholder, partner, member, or Significant Officer of any Member of the Company Group;

(q) increase the allocation of shares and options of any employee incentive programs (including any outstanding options), or any bonus or profit sharing scheme for, or convertible or exercisable into an amount of more than 6,802,495 Common Shares;

(r) increase or decrease the authorized capital of any Member of the Company Group or authorize the issuance of or issue any Equity Securities or any equity or voting interest in any Member of the Company Group (excluding Equity Securities issued pursuant to a Permitted Issuance to Persons who become a party to this Agreement pursuant to execution of the Transferee Agreement, issuances pursuant to the Equity Incentive Plan, issuances pursuant to the Warrants, the Burnham Warrants or pursuant to the conversion or exercise of convertible or exercisable Equity Securities, provided, that the issuance of such convertible or exercisable Equity Securities were approved in accordance with this Section 4.5));

(s) grant any registration rights;

(t) in any fiscal year, acquire any investment or make any loan, or incur, assume or guarantee any indebtedness or other obligation (other than projects subject to paragraph (u) below), the aggregate principal amount of which is in excess of $1,000,000 at any time in respect of any one transaction or in excess of $2,000,000 at any time in respect of all such transactions, except as set forth in any annual budget approved in accordance with the terms of this Section 4.5;

(u) acquire any new real estate project or land for the development of any real estate project, in each case in excess of RMB100 million;

(v) establish new businesses, lines of business, or brands;

(w) appoint or change the auditors of any Member of the Company Group;

(x) declare or pay dividends or make any distributions on or in respect of any Equity Securities (other than Series A Preferred Shares); or

(y) approve or amend any annual business plan or operating or capital budget; or

(z) commit to do any of the foregoing;

provided, that all such approval rights set forth in this Section 4.5 shall terminate upon the consummation of any Qualified Public Offering.

Section 4.6 U.S. Shareholders

Each Shareholder other than Blue Ridge China, EI and the Burnham Holders shall promptly notify Blue Ridge China and EI if any person transfers or acquires any direct or indirect interest in such Shareholder, or upon the occurrence of any other event that would result in any person becoming a United States Shareholder (a defined in Section 951(b) of the U.S. Internal Revenue Code of 1986, as amended (“IRC”)) with respect to either the Company or any of its Subsidiaries by reason of such person owning (or being treated as constructively owning upon application of the attribution and constructive ownership rules set forth in IRC section 958 and the Treasury Regulations thereunder) any interest in the Company or any of its Subsidiaries through such Shareholder; provided that such Shareholder shall so notify Blue Ridge China and EI with respect to U.S. Shareholders of publicly-traded shares of such Shareholder only upon it becoming aware of such transfer or event; provided, further that such Shareholder shall not be required to comply with this Section 4.6 in the event compliance therewith would violate applicable public securities law.

Section 4.7 Additional Investments

Prior to the consummation of any Qualified Public Offering and subject to the approval rights set forth in Section 4.5, in the event the Company identifies additional opportunities for investing in real estate properties or projects in the PRC, Blue Ridge China, EI and their respective Affiliates will consider in good faith providing all or a portion of any funding required for the investment up to an amount of $50,000,000 in such properties or projects through the Company, the WFOE, the Operating Company or any of their Subsidiaries, all on terms acceptable to Blue Ridge China, EI and their respective Affiliates in their sole discretion. In the event such investment is approved in accordance with Section 4.5, but Blue Ridge China, EI and their respective Affiliates determine not to provide such funding, Blue Ridge China and EI will use reasonable efforts to assist the Company in finding third party financing for such investment, all on terms acceptable to the Company, Blue Ridge China and EI. Notwithstanding the foregoing, Blue Ridge China, EI and their respective Affiliates shall have no liability to the Company or its Affiliates if Blue Ridge China and EI determine not to provide such funding, or if the Company is unable to obtain third party funding, for any such investment.

Section 4.8 Management Shareholder Restrictions

Prior to the consummation of any Qualified Public Offering, the Management Shareholders shall not take any action in respect of Jiantou or any other Person in which they or the Company or any Member of the Company Group holds an equity interest in excess of 20% of such Person’s outstanding voting shares which the Company would be restricted from taking pursuant to Section 4.5, as if Jiantou or such Person were included as a Member of the Company Group, without first obtaining the approval, by vote or written consent, in manner provided by law, of the Preferred Holders holding at least, for so long as Blue Ridge China and EI each hold their respective Preferred Threshold Shares, seventy-five percent (75%), and otherwise, fifty percent (50%) of the Subject Shares, voting together as a single class.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.1 Demand Registrations

(a) Right to Demand Registration

At any time on and after the earlier of (i) August 25, 2009, or (ii) six months after the date on which the Company has effected an initial public offering of any share capital (or securities convertible into or exchangeable or exercisable for any share capital) under the Securities Act or the securities laws of any other jurisdiction, the Preferred Holders holding not less than 50% of the Subject Shares may request registration under the Securities Act or the securities laws of such other jurisdiction of all or part of their Registrable Securities, so long as such registration would result in aggregate proceeds to the Company, net of underwriting discounts and commissions, of at least $7,500,000. Within seven (7) days after receipt of any such request, the Company will give written notice of such request to all other Holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice; provided, that if such registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without materially adversely affecting such sale, the Company will include in such registration the number of Registrable Securities requested to be included which in the opinion of such managing underwriters can be sold pro rata among the respective Holders of such Registrable Securities on the basis of the amount of such securities owned by each such Holder of Registrable Securities as of the date of the Company’s notice. The Company shall use its reasonable best efforts to cause any Demand Registration to be filed as soon as practicable after it receives a request for registration under this Section 5.1(a).

A registration requested pursuant to this Section 5.1(a) is referred to herein as a “Demand Registration” and the Holders of Registrable Securities initiating any such Registration are referred to herein as the “Offerors” with respect to such Registration. A request pursuant to this Section 5.1 shall state the number of Registrable Securities requested to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired. In connection with any registration subject to this Section 5.1, the holders of Registrable Securities included in such registration shall enter into such underwriting, lockup and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a primary offering.

(b) Registration Expenses

Subject to Section 5.7, the Registration Expenses will be paid by the Company in all Demand Registrations whether or not such registration becomes effective.

(c) Number of Demand Registrations

The Preferred Holders holding not less than 50% of the Subject Shares will be entitled to request two Demand Registrations; provided that the Company shall not be required to effect more than one Demand Registration during any six month period. A registration will not constitute a Demand Registration (i) until it has become effective, (ii) if the Offerors for such Demand Registration are not able to sell at least 80% of the Registrable Securities requested to be included in such registration, or (iii) if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

(d) Priority on Demand Registrations

The Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Offerors not to be unreasonably withheld. If other securities are permitted to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of securities which can be sold in such offering without materially adversely affecting such sale, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such managing underwriters can be sold pro rata among the respective Holders of such Registrable Securities on the basis of the amount of such securities owned.

(e) Restrictions on Demand Registrations

The Company may postpone for up to three months in the aggregate during any twelve (12) month period any filing or the effectiveness of any Registration Statement for a Demand Registration if the Board of Directors of the Company, in good faith, determines (and the Company so certifies by written notice to the Offerors) that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any material corporate transaction; provided, that in such event, the Offerors initiating the request for such Demand Registration will be entitled to withdraw such request and will retain their right to such Demand Registration under this Section 5.1. Notwithstanding anything contained herein to the contrary, the Company may not postpone or withdraw a filing under this Section 5.1(e) more than once during any 12-month period.

(f) Selection of Underwriters

In the case of a Demand Registration, the Offerors will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld, delayed or conditioned.

Section 5.2 Piggyback Registrations

(a) Right to Piggyback Registrations

Whenever the Company proposes to register any of its share capital (or securities convertible into or exchangeable or exercisable for any shares of share capital) under the Securities Act or the securities laws or any other jurisdiction (other than a Registration Statement on Form S-4 or Form S-8 or any successor form thereto or such other registration statement in another jurisdiction exclusively relating to the sale of securities of employees issued pursuant to an employee incentive plan), the Company will give prompt written notice (in any event within ten (10) days after its receipt of notice of any exercise of other demand registration rights and at least thirty (30) days prior to the anticipated filing date) to the Holders of Registrable Securities of its intention to effect such a registration, which will specify the proposed offering price (if determined at the time) the kind and number of securities to be registered and the distribution arrangement. The Company will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice by such Holders (or at such later time if the Company and the process of such registration will not be materially prejudiced thereby); provided, that if such registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without materially adversely affecting such sale, the Company will include in such registration the number of Registrable Securities requested to be included which in the opinion of such managing underwriters can be sold, pro rata among the respective Holders of such Registrable Securities on the basis of the amount of such securities owned by such Holders of Registrable Securities as of the date of the Company’s notice. A request pursuant to this Section 5.2 shall state the number of Registrable Securities requested to be registered. In connection with any registration subject to this Section 5.2, the Holders of Registrable Securities included in such registration shall enter into such underwriting, lockup and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a secondary offering. All registrations requested pursuant to this Section 5.2(a) are referred to herein as “Piggyback Registrations”. No registration effected under this Section 5.2 shall relieve the Company of its obligation to effect a Demand Registration pursuant to Section 5.1.

(b) Registration Expenses

Subject to Section 5.7, the Registration Expenses will be paid by the Company in all Piggyback Registrations whether or not such registration becomes effective.

(c) Priority on Primary Registrations

If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting such offering, the Company will include in such registration (regardless of whether any holder initially requested such registration) (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities, and (iii) third

(but only if all of the securities referred to in the immediately preceding clause (ii) have been included in the registration), all other securities requested to be included in such registration, all pro rata among the holders thereof on the basis of the number of shares owned by such holders of Registrable Securities or non-Registrable Securities, as the case may be, as of the date of the Company’s notice.

(d) Priority on Secondary Registrations

If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than Registrable Securities (and in which the Company is not issuing any securities under such registration), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting such offering, the Company will include in such registration (i) first, all or such portion of the securities requested to be included in such registration by the holder or holders who requested such registration (such holders being entitled to participate in accordance with the relative priorities, if any, as may exist among them) and Registrable Securities, pro rata among the holders thereof on the basis of the number of shares owned by such holders of Registrable Securities or non-Registrable Securities, as the case may be, as of the date of the Company’s notice, (ii) second (but only if all of the securities referred to in the immediately preceding clause (i) have been included in the registration), Registrable Securities, and (iii) third (but only if all of the securities referred to in the immediately preceding clause (ii) have been included in the registration), all or such portion of any other securities requested to be included in such registration, in each case to the extent that securities can be included in the underwriting as determined by the managing underwriter(s).

(e) Selection of Underwriters

In the case of a Piggyback Registration which is a primary registration on behalf of the Company, the Company will have the right to select any investment banker(s) and manager(s) of nationally recognized standing to administer the offering.

Section 5.3 S-3 Registration

(a) Request for S-3 Registration

At any time when the Company is eligible for use of Form S-3 (or any successor form then in effect or comparable document under the laws of any other jurisdiction), Blue Ridge China and EI, for so long as each such party owns its Preferred Threshold Shares, shall be entitled to request that the Company register under the Securities Act on Form S-3 or F-3, as applicable (or any successor form then in effect or comparable document under the laws of any other jurisdiction) (an “S-3 Registration”) all or a part of such Holder’s Registrable Securities; provided, however, that (i) each such Holder shall be entitled to request, and the Company shall be obligated to cause, not more than three S-3 Registrations pursuant to this Section 5.3(a), and (ii) the Company shall not be required to effect any S-3 Registration for an aggregate amount of less than $1,000,000 or more than one S-3 Registration in any three month period. Whenever the Company is required by this Section 5.1 to effect an S-3 Registration, each of the procedures, requirements and other provisions applicable to a Demand Registration set forth in Section 5.1 (including the obligation to notify all other Holders of Registrable Securities) shall apply to an S-3 Registration, except that a registration effected pursuant to this Section 5.3 shall not be counted as a Demand Registration effected pursuant to Section 5.1.

(b) Shelf Registration

Any S-3 Registration provided by this Section 5.3 may be a “shelf-registration” under Rule 415 of the Securities Act (or a comparable registration under the securities laws of any other applicable jurisdiction). The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective for a period ending on the earlier of (i) two years from the date on which the SEC declares such a Registration Statement effective under the Securities Act (or the securities laws of such other applicable jurisdiction) and (ii) the date on which all of the Registrable Securities covered by such Registration Statement have been sold.

(c) Deferral

The Company may defer the filing (but not the preparation) or the request for effectiveness of a Registration Statement required by this Section 5.3 until a date not later than 90 days after the date which is 90 days after the request for an S-3 Registration if (i) the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, or (ii) prior to receiving the S-3 Registration request, the Board of Directors had determined to effect a registered underwritten public offering of the Company’s securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. In order to defer the filing or effectiveness of a Registration Statement pursuant to this Section 5.3(c), the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Holder requesting to have shares registered pursuant to the S-3 Registration a certificate signed by an executive officer of the Company stating that the Company is deferring such filing or effectiveness pursuant to this Section 5.3(c) and a general statement of the reason for such deferral and an approximation of the anticipated delay. The Company may defer the filing or effectiveness of a particular Registration Statement pursuant to this Section 5.3(c) only once.

Section 5.4 Additional Registration Rights; No Inconsistent Agreement

Other than the registration rights specifically stated in this Agreement, no registration rights equal or senior to the registration rights set forth in this Article 5 may be granted by the Company to any party without the prior consent of the Preferred Holders holding at least, for so long as Blue Ridge China and EI each hold their respective Preferred Threshold Shares, seventy-five percent (75%), and otherwise, fifty percent (50%) of the Subject Shares. If any such consent is granted, then unless otherwise agreed upon by the Preferred Holders holding at least, for so long as Blue Ridge China and EI each hold their respective Preferred Threshold Shares, seventy-five percent (75%), and otherwise, fifty percent (50%) of the Subject Shares, any right given by the Company to any holder or prospective holder of the Company’s securities in connection with the registration of securities shall (i) be conditioned such that it shall be consistent with the rights of the holders of Registrable Securities provided in this Agreement, and (ii) shall not materially adversely affect the right of the Holders of Registrable Securities to participate in Piggyback Registrations in the manner set forth in this Agreement. The Company represents and warrants that except as provided for herein, and in the Equity Registration Rights Agreement, no holder of the Company’s securities owns or possesses any registration rights with respect to any of the Company’s securities. Notwithstanding anything to the contrary contained herein, the Preferred Holders holding at least seventy-five percent (75%) of the Subject Shares hereby consent to the Equity Registration Rights Agreement and the registration rights granted by the Company therein.

Section 5.5 Lockup Agreement

(a) Each of the Holders of Registrable Securities agrees that, if the Company is issuing equity securities to the public in an underwritten offering, and if requested by the Company and the managing underwriters, not to sell or otherwise transfer or dispose of any Equity Securities of the Company ten (10) days prior to or during the one hundred and eighty (180) day period following the effective date of a Registration Statement of the Company filed under the Securities Act or the securities laws of any other applicable jurisdiction; provided, that all officers, directors and shareholders owning one percent (1%) or more of the Common Shares (assuming the conversion, exercise or exchange, as the case may be, of all Equity Securities that are then outstanding and are convertible, exercisable or exchangeable into Common Shares during such one hundred and eighty (180) day period), shall enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the securities subject to the foregoing restriction until the end of said one hundred and eighty (180) day period.

(b) The Company agrees not to effect any public sale or distribution of its Capital Stock, or any securities convertible into or exchangeable or exercisable for Capital Stock, during the ten (10) days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form or forms or comparable documents under the laws of any other applicable jurisdiction), unless all of the Registrable Securities included in such Registration have been sold.

Section 5.6 Registration Procedures

Whenever the Offerors have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will expeditiously:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become and remain effective for a period of not less than three months; provided, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Offerors requesting such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes to the extent such documents do not comply in all material respects with the Securities Act or the securities laws of any other applicable jurisdiction;

(b) prepare and file with the SEC such amendments (including post effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith, which documents will be subject to the review of such counsel before such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes to the extent such documents do not comply in all material respects with the Securities Act or the securities laws of any other applicable jurisdiction, as may be necessary to keep such Registration Statement effective for a period of not less than three (3) months and to comply with the provisions of the Securities Act and the securities laws of any other applicable jurisdiction with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) furnish to each Holder selling Registrable Securities such number of conformed copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other customary documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder selling Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to service of process except as required by the securities or blue sky laws in any such jurisdiction);

(e) use its reasonable best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with, or approved by, such other public, governmental or regulatory authorities as may be necessary to facilitate the disposition of such Registrable Securities in accordance with the intended methods of disposition;

(f) notify each Holder selling Registrable Securities, (A) when prospectus or any prospectus supplement has been filed with the SEC, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has been declared effective by the SEC, (B) of any request by the SEC for amendments or supplements to such Registration Statement or related prospectus, or for additional information, (C) of the issuance by the SEC of any stop order or the initiation of any proceedings for such or a similar purpose (and the

Company shall use its reasonable best efforts to obtain the withdrawal of any such order as soon as practicable), (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale of any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall use its reasonable best efforts to obtain the withdrawal of any such suspension as soon as practicable), (E) of the occurrence of any event that requires the making of any changes to such Registration Statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (and the Company shall, promptly prepare and furnish to each Holder selling Registrable Securities a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (F) of the Company’s determination that the filing of a post-effective amendment to such registration statement shall be necessary or appropriate;

(g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, as the same may hereafter be amended;

(h) use its reasonable best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed or quoted on the principal securities exchange or national automated quotation system on which similar securities issued by the Company are then listed or quoted or, if not then listed or quoted, use its reasonable best efforts to cause such Registrable Securities to be listed on a national securities exchange or quoted on a national automated quotation system;

(i) provide a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(j) cooperate with each Holder selling Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold; and use its best efforts to cause the registrar and transfer agent for the Company to issue, upon request of such seller, certificates for such number of Registrable Securities registered in such names as such seller may reasonably request at least three (3) days prior to any sale of Registrable Securities;

(k) in the event the offering is an underwritten offering, obtain a “cold comfort” letter from the independent public accountants for the Company, which accountants shall be of nationally recognized standing and shall have certified the Company’s financial statements included in the Registration Statement or any amendment thereto, in customary form and covering such matters of the type customarily covered by such letters;

(l) furnish, at the request of any Holder selling Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect in which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(m) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of not less than a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares and causing its officers and directors to participate in “road shows” and other informational meetings organized by the underwriters); and

(n) upon execution and delivery of such customary confidentiality agreements as the Company shall reasonably request, make available for inspection by any Holder selling Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided that the Company shall not be required to make any such information or records available in the event doing so would constitute a violation of any applicable public securities law.

(o) The Company will make generally available to each Holder proposing to sell Registrable Securities, as soon as reasonably practicable, an earnings statement (which need not be audited) for the twelve months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy Section 11(a) of the Securities Act and Rule 158 thereunder; provided that, the Company shall not be required to make such statement available in the event doing so would constitute a violation of Regulation FD of the SEC or any other applicable public securities law.

(p) The Company will, at all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act, the Exchange Act, or the securities laws of any other jurisdiction, file all reports required to be filed by it under the Securities Act, the Exchange Act, and the securities laws of such other jurisdiction and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holder or Holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to be eligible to sell Registrable Securities pursuant to (i) Rule 144 of the Securities Act, or any similar rule or regulation hereafter adopted by the SEC, or (ii) a Registration Statement on Form S-3 or F-3, as applicable, or any similar registration form hereafter adopted by the SEC. Upon request, the Company will deliver to Holders of Registrable Securities a written statement as to whether it has complied with such requirements. In connection with any transfer by any Holder of any Registrable Securities pursuant to Rule 144 of the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable certificates for such

Registrable Securities to be for such number of shares and registered in such names as the Holder may reasonably request in writing at least three (3) days prior to the transfer of such Registrable Securities.

Section 5.7 Registration Expenses

(a) All expenses incident to the Company’s performance of or compliance with this Article 5, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, all listings, transfer and/or exchange agent and registrar fees, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants (including but not limited to fees and disbursements relating to the “cold comfort” letter described in Section 5.6(k)) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”, provided, that discounts and commissions to underwriters shall not be considered Registration Expenses for purposes of this Agreement), will be borne by the Company as provided in this Article 5, and the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on a national automated quotation system.

(b) In connection with each Demand Registration, Piggyback Registration and S-3 Registration, the Company will reimburse the Holders of Registrable Securities covered by such registration for all out-of-pocket expenses incurred by such Holders in connection with such Demand Registration, Piggyback Registration or S-3 Registration, including the reasonable fees and disbursements of one counsel chosen by the Offerors holding at least a majority of the Registrable Securities, in the case of a Demand Registration, or by the Holders holding at least a majority of the Registrable Securities included in such registration, in the case of a Piggyback Registration or S-3 Registration; provided, however, that (i) in the case of a Demand Registration the amount of such reimbursement shall not exceed $50,000 per Demand Registration, (ii) in the case of a Piggyback Registration or S-3 Registration the amount of such reimbursement shall not exceed $10,000 per Piggyback Registration or S-3 Registration for which the Company is obligated to make under this Agreement, and (iii) in the event that any request for a Demand Registration, Piggyback Registration is withdrawn by the Holders that requested such Demand Registration, Piggyback Registration or S-3 Registration for any reason other than a determination by such Holders that information previously disclosed about the Company was not accurate, then the Company shall not reimburse such expenses.

(c) To the extent expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those expenses allocable to the registration of such holder’s securities so included, and any expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 5.8 Indemnification

(a) In the event of any registration of any Registrable Securities under the Securities Act or the securities laws of any other jurisdiction pursuant to this Agreement, the Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities covered by the applicable Registration Statement, its respective officers and directors or general or limited partners (and directors and officers thereof and, if such holder is a portfolio or investment fund, its investment advisers or agents) or directors and employees and each Person who directly or indirectly controls such holder within the meaning of the Securities Act or the applicable securities law of such other jurisdiction (each, a “Purchaser Indemnitee”), as follows:

(i) against all losses, claims, damages, liabilities and expenses to which a Purchaser Indemnitee may become subject under the Securities Act or the securities laws of such other jurisdiction, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto relating to such securities or any document incorporated by reference relating thereto, or any filing made in connection with the registration or qualification of the offering under “blue sky” or other securities laws of jurisdictions in which Registrable Securities are offered, or any omission or alleged omission of a material fact required to be stated in any of the foregoing or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same;

(ii) against all losses, claims, damages, liabilities and expenses to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement of a material fact or omission of a material fact, or any such alleged untrue statement of a material fact or omission of a material fact, if such settlement is effected with the prior written consent of such Holder; and

(iii) against all expenses reasonably incurred by such Holder in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement of a material fact or omission of a material fact, or any such alleged untrue statement of a material fact or omission of a material fact, to the extent that any such expense is not paid under clause (i) or (ii) above.

In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters within the meaning of the Securities Act or the applicable securities law of such other jurisdiction to the same extent as provided above with respect to the indemnification of the Purchaser Indemnitees.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits relating to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and each officer that has signed the Registration Statement and each Person who controls the Company within the meaning of the Securities Act or the applicable securities law of such other jurisdiction (each, a “Company Indemnitee”) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in the preparation of such Registration Statement, prospectus or preliminary prospectus; provided, that the obligation to indemnify will be several, not joint and several, among such Holders of Registrable Securities and the liability of each such Holder of Registrable Securities will be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement, prospectus or preliminary prospectus.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified hereunder by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim in which case such indemnified party shall have the right to employ one counsel. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

Section 5.9 Contribution

In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 5.8 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnity agreement incurred by any Purchaser Indemnitee, any Company Indemnitee and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act or under the securities laws of any other applicable jurisdiction. In determining the amounts which the respective parties shall contribute, there shall be considered the parties’ relative fault concerning the matter with respect to which the claim was asserted, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, that as applicable law or a court of competent jurisdiction requires that the relative benefits received by each party from the offering of the Registrable Securities be taken into account in determining the amounts which the respective parties shall contribute, the parties agree that it would be unjust and inequitable not to take into account the benefits received by the Company Indemnitees in connection with the transactions contemplated by the Securities Purchase Agreement, the Share Purchase Agreement and the Share Exchange and Assumption Agreement, including but not limited to the proceeds of the securities sold by the Company to the Purchasers under the Securities Purchase Agreement and the Share Purchase Agreement. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 5.8 were available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and each such seller agree with each other, and the underwriters of the Registrable Securities if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters’ portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 5.9, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act or the applicable securities law of any other jurisdiction shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act or the applicable securities law of such other jurisdiction, shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

Section 5.10 Participation in Underwritten Registrations

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 5.11 Transfer of Registration Rights

The rights to cause the Company to register securities pursuant to this Article 5 may be assigned to a transferee or assignee of Registrable Securities; provided, that, the transferee or assignee agrees in writing to be bound by the provisions of this Agreement pursuant to the Transferee Agreement.

Section 5.12 Termination

(a) No Holder shall be entitled to exercise any rights to registration pursuant to Section 5.1, Section 5.2 or Section 5.3 after ten (10) years following the consummation of a Qualified Public Offering.

(b) Notwithstanding the foregoing provisions of this Agreement, the rights to registration pursuant to Section 5.1, Section 5.2, and Section 5.3, the obligations of each of the Shareholders pursuant to Section 5.5(a), and the obligations of the Company pursuant to Section 5.5(b) shall terminate as to any particular Registrable Securities that shall have been (i) sold in a registered public offering, (ii) sold through a broker, dealer or underwriter in a public distribution or a public securities transaction in which the transferee receives a certificate without a securities legend or (iii) sold or distributed pursuant to Rule 144 of the Securities Act, or any similar rule or regulation hereafter adopted by the SEC.

(c) Subject to Section 5.12(a), the provisions of this Article 5 shall survive any termination of this Agreement.

ARTICLE 6

FOREIGN CORRUPT PRACTICES ACT

The Company shall not, and shall cause all Members of the Company Group and the respective Affiliates, directors, officers, agents or employees of any thereof not to, make, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorize such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof, candidate for foreign political office, or official of a state-controlled entity or public international organization, for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company Group or any its Affiliates to obtain or retain business for, or direct business to, the Company Group or its Affiliates, as applicable. The Company shall not, and shall cause all Members of the Company Group and the respective Affiliates, directors, officers, agents or employees of the Company and its Subsidiaries not to, make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or receive or retain any funds in violation of any law, rule or regulation.

ARTICLE 7

ZHANG YONG WARRANT

The Company agrees, and the other parties hereto acknowledge that to the extent any amount of the Burnham Warrants remain unexercised upon termination thereof, Zhang Yong shall be entitled to purchase, within a period not exceeding sixty (60) days after such termination, the Common Shares underlying such remaining unexercised amount, in the manner provided by law, for a purchase price of $0.0001 per share (the “Zhang Yong Warrant”).

ARTICLE 8

XINYUAN SUBSIDIARY SHAREHOLDERS AGREEMENT

Xinyuan Subsidiary, Blue Ridge China, EI, the Management Shareholders and the Burnham Holders hereby each confirm, acknowledge and agree that the Xinyuan Subsidiary Shareholder Agreement has been terminated and is of no further force and effect, effective as of the consummation of the transactions contemplated by the Share Exchange and Assumption Agreement.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Entire Agreement

This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all previous negotiations and agreements among the parties hereto, either oral or written.

Section 9.2 Amendments

No amendment or modification of this Agreement shall be valid unless set forth in a writing executed by the Company, the Management Shareholders and the Preferred Holders holding at least, for so long as Blue Ridge China and EI each hold their respective Preferred Threshold Shares, seventy-five percent (75%), and otherwise, fifty percent (50%) of the Subject Shares, and such amendment or modification must be approved by each of Blue Ridge China and EI (for so long as they hold at least their respective Preferred Threshold Shares); provided, however, that no amendment or modification that could reasonably be expected to have a materially disproportionate effect on, or to materially increase the obligations of, any Shareholder (including, for purposes of this Section 9.2, the Burnham Holders) shall bind such Shareholder without such Shareholder’s written consent.

Section 9.3 Waivers

Except as otherwise expressly set forth herein, no failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

Section 9.4 Severability

If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any Person.

Section 9.5 Assignment

The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. None of the parties hereto may assign their rights or delegate their duties hereunder without the prior written consent of the other parties hereto, except (i) in connection with a transfer of such party’s Equity Securities in accordance with Article 2 and (ii) that each of Blue Ridge China and EI may assign its rights and delegate its duties hereunder to any of their respective Affiliates. All provisions of this Agreement applicable to the Equity Securities shall also apply to any class or series of Capital Stock into which such Equity Securities shall have been changed or any Capital Stock resulting from any reclassification of such Equity Securities.

Section 9.6 Third Parties

Except as otherwise provided herein, nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.7 Notices

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by fax, overnight courier or electronic mail (provided that communications sent by electronic mail are concurrently sent by fax or overnight courier) in accordance with this Section 9.7, to the following addresses:

If to Blue Ridge China:

Blue Ridge Capital Offshore Holdings LLC

660 Madison Avenue, 20th Floor

New York, New York 10065

U.S.A.

Attention: Richard S. Bello

Fax: (212) 446-6201

E-mail: rbello@blueridgelp.com

with required copy (which shall not constitute notice) to:

Blue Ridge Investment Consulting (Beijing) Co., Ltd.

3701 Tower A, Beijing Fortune Plaza

No. 7 Dongsanhuan Rd, Chaoyang District

Beijing, 100020, China

Attention: Justin Tang

Fax: +86 (10) 6530-8839

E-mail: justin@br-china.com

with a required copy (which shall not constitute notice) to:

Friedman Kaplan Seiler & Adelman, LLP

1633 Broadway, 46th Floor

New York, NY 10019

Attention: Gary D. Friedman, Esq.

Fax: (212) 833-1250

E-mail: gfriedman@fklaw.com

If to EI:

EI Fund II China, LLC

c\o Equity International

Two North Riverside Plaza

Suite 700

Chicago, Illinois 60606

Attention: Ira Chaplik

Fax: (312) 454-0157

E-mail: ichaplik@egii.com

with a required copy (which shall not constitute notice) to:

EI Fund II China, LLC

c\o Equity International

Two North Riverside Plaza

Suite 700

Chicago, Illinois 60606

Attention: Brian K. Richter

Fax: (312) 454-0157

E-mail: brichter@egii.com

If to a Management Shareholder:

Xinyuan Real Estate Co., Ltd.

No. 18 Xinyuan Road

Zhengzhou, Henan 450011

Attention: Zhang Yong

Fax: +86-0371-65651686

E-mail: zyong63@163.com

with a required copy (which shall not constitute notice) to:

Baker & McKenzie LLP

BCE Place, 181 Bay Street, Suite 2100

Toronto, Canada M5J 2T3

Attention: Omer Ozden, Esq.

Fax: (416) 863-6275

Email: omer.ozden@bakernet.com

and

TransAsia Lawyers Beijing

Suite 2218, China World Tower 1

1 Jianguomenwai Avenue

Beijing, 100004, China

Attention: Philip Qu, Esq.

Fax: (8610) 6505 8189

E-mail: pqu@TransAsiaLawyers.com

If to a Burnham Holder:

Joel B. Gardner

Burnham Securities Inc.

1325 Avenue of the Americas

New York, N.Y. 10019

Fax: 212-603-7560

E-mail: jgardner@bsibam.com

with a required copy (which shall not constitute notice) to:

Stephen Banker

Skadden, Arps, Slate, Meagher & Flom, LLP

4 Times Square

New York, N.Y. 10036

Fax: 917-777-2760

E-mail: sbanker@skadden.com

If to any other Shareholder, at the address of such Person set forth in the records of the Company.

If to the Company:

Xinyuan Real Estate Co., Ltd.

No. 18 Xinyuan Road

Zhengzhou, Henan 450011

Attention: Zhang Longgen

Fax: +86-0371-65651686

E-mail: longgen_64@yahoo.com

with a required copy (which shall not constitute notice) to:

Baker & McKenzie LLP

BCE Place, 181 Bay Street, Suite 2100

Toronto, Canada M5J 2T3

Attention: Omer Ozden, Esq.

Fax: (416) 863-6275

Email: omer.ozden@bakernet.com

If to the Xinyuan Subsidiary:

Xinyuan Real Estate, Ltd.

No. 18 Xinyuan Road

Zhengzhou, Henan 450011

Attention: Zhang Longgen

Fax: +86-0371-65651686

E-mail: longgen_64@yahoo.com

with a required copy (which shall not constitute notice) to:

Baker & McKenzie LLP

BCE Place, 181 Bay Street, Suite 2100

Toronto, Canada M5J 2T3

Attention: Omer Ozden, Esq.

Fax: (416) 863-6275

Email: omer.ozden@bakernet.com

The burden of proving notice when notice is transmitted by fax or electronic mail shall be the responsibility of the party providing such notice.

Section 9.8 Arbitration

Any dispute between the parties hereto arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be resolved by arbitration. The arbitration shall be administered by the International Chamber of Commerce (the “ICC”) in accordance with its commercial arbitration rules then in effect (the “Rules”). The place of arbitration shall be Hong Kong, Special Administrative Region. The number of arbitrators shall be three. The parties to the dispute shall each appoint one arbitrator, and the two party-appointed arbitrators shall endeavor promptly to appoint the chairperson of the arbitral tribunal. To the extent reasonably feasible, the chairperson and each other arbitrator shall be or shall have been a judge, executive or professional with extensive experience with international commercial transactions who shall be willing to apply the laws of the State of New York to the substance of the dispute. If either party to the dispute fails to appoint an arbitrator within thirty days after receipt by respondent(s) of the demand for arbitration, or if the two party-appointed arbitrators are unable to appoint the chairperson of the arbitral tribunal within thirty days of the appointment of the second arbitrator, then the ICC shall appoint such arbitrator or the chairperson, as the case may be, in accordance with the listing, ranking and striking provisions of the rules. The arbitrators shall apply the law of the State of New York to the substance of the dispute and the arbitration proceedings shall be conducted in English. The arbitrators shall not award punitive, exemplary, multiple or consequential damages. In the absence of fraud, any decision and award rendered by the arbitrators shall be final and binding on all parties, shall not be subject to appeal except as provided by law and may be entered and enforced in any court having jurisdiction. The parties hereby consent to the exclusive jurisdiction of (i) the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and (ii) courts with appropriate jurisdiction to hear such matters in Hong Kong, Special Administrative Region, for temporary injunctive or other relief in aid of arbitration or to prevent irreparable harm and to the non-exclusive jurisdiction of such courts for enforcement of any award by the arbitrators. Without prejudice to such provisional remedies as may be available under the jurisdiction of such courts, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. Each party shall bear its own arbitration expenses and one-half of the ICC’s and the chairperson’s fees and expenses, unless the arbitrators determine that it would be equitable if all or a portion of the prevailing party’s expenses should be borne by the other party.

Section 9.9 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without application of principles of conflicts of law.

Section 9.10 Specific Performance

The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, the parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement (without the imposition of any bond or security), and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any Person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has or have an adequate remedy at law, and such Person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

Section 9.11 Interpretation

As all parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against any party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) “including” has the inclusive meaning frequently identified with the phrase “including, but not limited to,” (b) references to “hereof,” “hereunder” or “herein” or words of similar import relate to this Agreement, (c) when a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated, and (d) the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number and any other gender as the context of this Agreement requires. Each of the recitals, preamble and exhibits to this Agreement are incorporated by reference herein as if fully recited herein in its entirety.

Section 9.12 Counterparts

This Agreement may be executed in two or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

Section 9.13 Further Documentation

Each of the parties hereto shall execute and deliver such other agreements and instruments as from time to time may be deemed advisable or appropriate to effect the intent and purpose of this Agreement.

Section 9.14 Termination

(a) This Agreement shall continue in full force and effect for so long as any party hereto or any successor or transferee thereof has any obligation hereunder; provided, that, except as otherwise provided herein, this Agreement shall terminate upon the expiration of any period of four consecutive weeks following the completion of a Qualified Public Offering during which the weekly trading volume in each such week of the Common Shares on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System or applicable major international securities exchange exceeds one-half the number of Common Shares (on a Fully Diluted Basis) then held by Blue Ridge China and EI immediately after giving effect to such Qualified Public Offering.

(b) The rights and obligations of any Shareholder hereunder shall terminate with respect to any Equity Securities transferred by it in compliance with this Agreement upon consummation of such transfer.

Section 9.15 Rights of Shareholders

Except as otherwise provided herein, whenever this Agreement provides for the Shareholders to make a payment, or to make a determination or give their consent with respect to any matter, such payment shall be made by the Shareholders in proportion to the relative number of Common Shares on a Fully Diluted Basis then held by the Shareholders, and such determination shall be made or consent given (or withheld) by holders of at least a majority of the total number of Common Shares on a Fully Diluted Basis.

Section 9.16 Aggregation of Shares

For purposes of determining the availability of any rights under this Agreement, the holdings of Equity Securities of any Shareholder shall be aggregated with the holdings of its transferees that are (i) Affiliates of such Shareholder, and (ii) shareholders, partners or members of such Shareholder or any Affiliate of such Shareholder (or former shareholders, partners, members of such Shareholder) or any Affiliate of such Shareholder that received their Equity Securities by way of distribution or dividend from such Shareholder or its Affiliates, members of the Immediate Family of any such shareholders, partners or members of such Shareholder or any Affiliate of such Shareholder, and estate-planning vehicles established for the benefit of any such shareholders, partners or members of such Shareholder or any Affiliate of such Shareholder.

Section 9.17 Recapitalization

Whenever the number of outstanding shares of the Company is changed by reason of a stock split, stock dividend, stock combination, recapitalization, reorganization or similar event, each specified number of shares referred to in this Agreement shall be adjusted accordingly.

Section 9.18 Certificate

Whenever the number of shares of authorized Common Shares is not sufficient in order to issue Common Shares upon conversion of Series A Preferred Shares in accordance with the Memorandum of Association, (i) the Company shall promptly amend the Memorandum of Association in order to authorize a sufficient number of Common Shares, and (ii) each Shareholder agrees to vote such Shareholder’s Voting Shares (now owned or hereafter acquired) in favor of such amendment.

Section 9.19 Conflict

In the event of a conflict between this Agreement and the Memorandum of Association of the Company, the provisions of this Agreement shall prevail as between the Shareholders only, who hereby undertake to use their voting powers as Shareholders to amend the Memorandum of Association to the fullest extent permissible by law to remove the conflict.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BLUE RIDGE CHINA PARTNERS, L.P.,

By:	Blue Ridge China Holdings, L.P.,
its General Partner

By:	Blue Ridge Capital Offshore Holdings LLC,
its General Partner

By:
Name:
Title:

EI FUND II CHINA, LLC

By:
Name:
Title:

XINYUAN REAL ESTATE CO., LTD.

By:
Name:	Zhang Yong
Title:	President

[Signature Page to Amended and Restated Shareholders Agreement]

XINYUAN REAL ESTATE, LTD.

By:
Name:	Zhang Yong
Title:	President

Zhang Yong

Yang Yuyan

ONLY AS TO SECTIONS 2.3, 4.1, 9.2, 9.7 AND ARTICLES 5 AND 8

BURNHAM SECURITIES INC.

By:
Name:
Title:

Joel B. Gardner

[Signature Page to Amended and Restated Shareholders Agreement]

EXHIBIT A

TRANSFEREE AGREEMENT

THIS TRANSFEREE AGREEMENT is made this          day of                     , 200    , and between [                                        ] with an address at [                    ] (the “Transferee”) and Xinyuan Real Estate Co., Ltd., a Cayman Islands company (the “Company”).

WHEREAS, the Transferee has or expects to receive shares of the Company’s equity securities from a Shareholder or the Company; and

WHEREAS, the parties hereto wish to provide for the continuity of ownership of the shares of equity securities under the circumstances stated in the Shareholders Agreement, dated as of October 31, 2007 (the “Shareholders Agreement”), by and among Blue Ridge China Partners, L.P., a Cayman Islands exempted limited partnership, EI Fund II China, LLC, a Delaware limited liability company, Zhang Yong, a PRC national, Yang Yuyan, a PRC national, and other parties thereto (collectively the “Shareholders”), the Company and Xinyuan Real Estate, Ltd., a copy of which Agreement is attached hereto and made a part hereof; and

WHEREAS, the Company, on behalf of itself and each of the Shareholders, and the Transferee wish to comply with the provisions of the Shareholders Agreement by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties covenant and agree as follows:

Section 1. Automatically on the full execution of this Agreement by the parties hereto, the Transferee will be deemed to be a “Shareholder” under the Shareholders Agreement to the same extent and effect as if the Transferee were an original party to the Shareholders Agreement such that each of the obligations and, except as otherwise specifically set forth in the Shareholders Agreement, rights of a “Shareholder” under this Agreement will automatically become binding upon the Transferee.

Section 2. With respect to all shares of equity securities of the Company and all interests therein now or at any time in the future held by the Transferee (the “Equity Securities”), the Transferee agrees that the Equity Securities are subject to each of the restrictions as to transfer and each of the other terms and conditions contained in the Shareholders Agreement.

Section 3. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective legal representatives, successors, assigns and heirs.

Section 4. This Agreement shall be governed by and will be construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties have duly executed or caused to be executed this Agreement on the date set forth above.

ON BEHALF OF THE COMPANY AND EACH OF THE SHAREHOLDERS:

COMPANY:

XINYUAN REAL ESTATE CO., LTD.

By:
Name:
Title

TRANSFEREE:

Name:

EXHIBIT B

LETTER AGREEMENT

ii